EXHIBIT 3.1

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

1.       The name of the proposed corporation is Community First Bancorporation

2. The initial registered office of the corporation is 3685 Blue Ridge Boulevard, Walhalla, SC 29691 and the initial registered agent at such address is Frederick D. Shepherd, Jr.

3.       The  corporation  is  authorized  to issue  shares of stock as follows:
         Complete a or b, whichever is applicable: a. [x] If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 5,000,000.

         b. [] The corporation is authorized to issue more than one class of shares:

                 Class of Shares                    Authorized No. of Each Class

                 ---------------                       ---------------------
                 --------------                        ---------------------

         The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See ss.33-1-230(b)) : effective at filing

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See ss.33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

         (a) The number of Directors of the Corporation may be fixed by the bylaws, but shall not be less than nine (9).

                  The Board of Directors shall be divided into three classes as equal as may be feasible, with the term of office of one class expiring each year. The members of the initial Board of Directors shall be divided into three classes as hereinafter provided with directors of the first class to hold office for a term expiring at the 1998 annual meeting of shareholders, directors of the second class to hold office for a term expiring at the 1999 annual meeting of shareholders, and directors of the third class to hold office for the term expiring at the 2000 annual meeting of shareholders. At each annual meeting of shareholders, successors to the directors whose term shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting. In case of any vacancies, by reason of an increase in the number of directors of otherwise, each additional director may be elected by the Board of Directors to hold office until the next shareholders' meeting at which directors are elected and until his successor shall have been elected and qualified. Directors shall continue to hold office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as equal in number as may be feasible. No decrease in the number of directors shall shorten the term of any incumbent director.

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


                  Any director may be removed from office as a director, but only for cause, by the affirmative vote at a meeting called as provided in the bylaws for that purpose, of at least sixty-six and two-thirds (66-2/3%) percent in interest of the holders of voting stock of the corporation issued and outstanding.

                  (b) The number of directors constituting the initial Board of Directors of the corporation shall be twelve (12) in number and the names and addresses of the persons who are to serve as the initial Board of Directors until the first, second and third annual meetings of the shareholders or until their successors be elected and qualify are:

               FIRST CLASS: Terms expiring at the Annual Meeting of Shareholders in 1998 are:

           Names:                                    Addresses:

         Robert H. Edwards                          s/Robert H. Edwards
                                                    ----------------------------
                                                    Walhalla, S.C.

         B. Molgro England, Sr.                     s/B. Molgro England, Sr.
                                                    ----------------------------
                                                    Westminster, S.C.

         Blake L. Griffith                          s/Blake L. Griffith
                                                    ----------------------------
                                                    Walhalla, S.C.

         Gary V. Thrift                             s/Gary V. Thrift
                                                    ----------------------------
                                                    Seneca, S.C.

               SECOND   CLASS:   Terms   expiring  at  the  Annual   Meeting  of
               Shareholders in 1999 are:

         R. Theo Harris, Jr.                        s/R.  Theo Harris, Jr.
                                                    ----------------------------
                                                    Westminster, S.C.

         James E. McCoy                             s/James  E. McCoy
                                                    ----------------------------
                                                    Walhalla, S.C.

         James E. Turner                            s/James E. Turner
                                                    ----------------------------
                                                    Seneca, S.C.

         Charles L. Winchester                      s/Charles L. Winchester
                                                    Sunset, S.C.
                                                    ----------------------------

               THIRD CLASS: Terms expiring at the Annual Meeting of Shareholders in 2000 are:

         Larry S. Bowman, M.D.                      s/Larry S. Bowman, M.D.
                                                    ----------------------------
                                                   Seneca, S.C.

         William M. Brown                           s/William M. Brown
                                                    ----------------------------
                                                    Salem, S.C.

         John R. Hamrick                            s/John R. Hamrick
                                                    ----------------------------
                                                    Seneca, S.C.

         Frederick D. Shepherd, Jr.                 s/Frederick D. Shepherd, Jr.
                                                    ----------------------------
                                                    Walhalla, S.C.

          (c) Shareholders shall not have the right to cumulate their votes for directors.

          (d) The Corporation elects not to have preemptive rights.

          (e) The corporation shall indemnify and advance expenses to its officers, directors, employees and agents to the full extent permitted by the South Carolina Business Corporation Act of 1988.

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

6. The name and address of each incorporator is as follows (only one is required):

         Name                               Address                             Signature

         Frederick D. Shepherd, Jr.         3685 Blue Ridge Blvd.              s/Frederick D. Shepherd, Jr.
                                            Walhalla, SC 29691

7. I, Suzanne Hulst Clawson, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.


Date May 22, 1997
                                            Suzanne Hulst Clawson
                                                  (Type or Print Name)

                                            Address Sinkler & Boyd, P.A.
                                                    Post Office Box 11889
                                                    Columbia, SC 29211

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT



TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is Community First Bancorporation

2.   Date of Incorporation: May 23, 1997

3. Agent's Name and Address: Frederick D. Shepherd, Jr. 3685 Blue Ridge Boulevard Walhalla, SC 29691

4. On January 27, 2009, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)


     See attached Text of Amendment to Articles of Incorporation








5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

                                            NA




6. Complete either "a" or "b," whichever is applicable.

a. [X] Amendment(s) adopted by shareholder action.

                           At the date of adoption of the Amendment(s), the number of outstanding shares of each voting group entitled to vote separately on the Amendment(s), and vote of such shares was:

                                Number of              Number of            Number of Votes         Number of Undisputed
         Voting                Outstanding           Votes Entitled         Represented at                Shares
         Group                   Shares                to be Cast             the Meeting           For    or    Against
         -----                 -----------           --------------         ---------------         --------------------

      Common Stock              3,394,873              3,394,873               2,555,468             2,504,200   21,020


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



                                                  Community First Bancorporation
                                                  ------------------------------
                                                       NAME OF CORPORATION


Note: Pursuant to Section 33-10-106(6)(i), of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.


          b. [ ] The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
                    South Carolina Code of Laws, as amended, and shareholder action was not required.

7. Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended)


Date  February 3, 2009
      ----------------                   Community First Bancorporation
                                         ---------------------------------------
                                         Name of Corporation

                                         s/Frederick D. Shepherd, Jr.
                                         ---------------------------------------
                                         Signature

                                         Frederick D. Shepherd, Jr., President
                                         ---------------------------------------
                                         Type or Print Name and Office






























DOM-ARTICLES OF AMENDMENT
                                                  FORM REVISED BY SOUTH CAROLINA
                                                SECRETARY OF STATE, JANUARY 2000

                         COMMUNITY FIRST BANCORPORATION

                 Text of Amendment to Articles of Incorporation




Article 3 of the Articles of Incorporation of Community First Bancorporation is amended to read as follows:

         3. The corporation is authorized to issue shares of stock as follows. Complete a or b whichever is applicable:

         a. /_/ The corporation is authorized to issue a single class of shares, and the total number of shares authorized is _____________________.

         b. /X/ The corporation is authorized to issue more than one class of shares:

               Class of Shares                    Authorized No. of Each Class

               Common Stock                                10,000,000

               Preferred Stock                             10,000,000


         The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

         Common Stock: The shares of common stock shall have unlimited voting rights and are entitled, together with any series of preferred stock which also has such right specified, to receive the net assets of the corporation upon dissolution.

         Preferred Stock: The board of directors may determine, in whole or part, the preferences, limitations, and relative rights (within the limits set forth in Section 33-6-101 of the South Carolina Business Corporation Act) of one or more series within the class of preferred stock before the issuance of any shares of that series.